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                                                                   Exhibit 10.10

AMENDED AND RESTATED ACCOUNTS RECEIVABLE MANAGEMENT, LOAN & SECURITY AGREEMENT

BY AND BETWEEN:                         GMAC COMMERCIAL FINANCE CORPORATION -
                                        CANADA/SOCIETE FINANCIERE COMMERCIALE
                                        GMAC - CANADA;

                                        ("LENDER")

AND:                                    HENRY BIRKS & SONS INC.

                                        ("BORROWER")

AND:                                    EACH AND EVERY ONE OF THE CREDIT PARTIES

WHEREAS Lender and Borrower are party to an Accounts Receivable Management, Loan and Security Agreement dated October 15, 1996, as amended by letter agreements dated July 23, 1998, June 8, 1999, September 23, 1999, May 2, 2000, January 30,
2001, May 29, 2001, November 16, 2001 and November 17, 2003 (the "FORMER AGREEMENT");

WHEREAS the parties hereto have agreed to amend and restate the terms and conditions of the Former Agreement pursuant to the terms hereof;

WHEREFORE the parties hereto have agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Whenever utilized herein:

      1.1.1. "ACCEPTED LETTERS OF CREDIT" means any Letters of Credit:

            (a) In respect of which there have been any drawing(s), up to the aggregate amount of such drawing(s); and,

            (b) Which are letters of credit unrelated to the purchase of Inventory, standby letters of credit or letters of guarantee;

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      1.1.2. "ACCOUNT(S)" means all present and future accounts, accounts receivable, claims, contract rights and all other forms of obligations owing or to become owing to Borrower or any Credit Party arising out of the sale of Inventory by Borrower or any Credit Party or the retention of services (to the extent permitted by Lender, from time to time) of Borrower or any Credit Party, irrespective of whether earned by performance, any and all credit insurance, guarantees and security therefore;

      1.1.3. "ACCOUNT DEBTOR(S)" means any Person(s) who is or who may become obligated under, with respect to, or on account of an Account;

      1.1.4. "ADDITIONAL COLLATERAL" means the additional collateral, if any, stipulated and valued in the Contract Data Sheet;

      1.1.5. "ADVANCE(S)" means each and every advance of funds made by Lender to Borrower or to any other Person for, on behalf of or for the benefit of Borrower including, without limitation, any advances made or credits given by Lender to any bank account or other account now or hereafter maintained by Borrower, any payments made by Lender of any Fees or Expenses, any payments made by Lender of any amounts in respect of any Letters of Credit and any payments made by Lender of the Other Indebtedness;

      1.1.6. "ADVERSE CHARGE" means any Lien or Encumbrance, other than the Permitted Charges, against or affecting any property of Borrower or any Credit Party, whether ranking prior to, equal with or after the Security;

      1.1.7. "ARRANGEMENT FEE" means the amount designated as such in the Contract Data Sheet, the full amount of which shall be deemed to have been fully earned by Lender upon execution of the present Credit Agreement;

      1.1.8. "AUDIT(S)" means the examination and appraisal of the books, records and Collateral of Borrower or any Credit Party by Lender's staff auditors or third party professionals and/or evaluators designated by Lender, which shall be conducted at such greater intervals as Lender may determine in its discretion;

      1.1.9. "AUTHORIZED OVERADVANCE" means Outstandings, at any given time, under any Overadvance Availability;

      1.1.10. "AUTHORIZED OVERADVANCE RATE" has the meaning set forth in the Contract Data Sheet for Dollars and US Dollars respectively;

      1.1.11. "BANK" means the Toronto-Dominion Bank or, in its absence, such other bank operating in Canada which Lender may, in its discretion, designate;

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      1.1.12. "BANKERS' ACCEPTANCE(S)" means any bills of exchange payable at a future time, which are drawn by Borrower on any bank designated by Lender and are accepted by such bank;

      1.1.13. "BANKERS' ACCEPTANCE COSTS" means all fees, charges and other amounts payable by Borrower and/or Lender to any bank for such bank's acceptance and processing of Bankers' Acceptances;

      1.1.14. "BANKERS' ACCEPTANCE FEE(S)" means, in addition to all Bankers' Acceptance Costs, an amount equal to the annual rate set forth in the Contract Data Sheet of the face amount of each particular Bankers' Acceptance for the term of each particular Bankers' Acceptance, provided, however, if a Default occurs, such annual rate shall be automatically increased by two percentage points (2%) effective as of the occurrence of such Default and continuing for so long as such Default is outstanding;

      1.1.15. "BORROWER" means the Person defined as such at the outset of this Agreement. If Borrower consists of more than one Person then, all references herein to "Borrower" shall be interpreted in accordance with the provisions of Clause 14 hereof;

      1.1.16. "BORROWING BASE" means:

            (a) the aggregate of:

                  (i) the percentage of Eligible Accounts set forth in the Contract Data Sheet;

                  (ii) the lesser of (a) the aggregate of (i) the percentage of NOLV of eligible Finished Goods Inventory set forth in the Contract Data Sheet and (ii) the percentage of NOLV of Eligible Raw Materials Inventory set forth in the Contract Data Sheet and (b) the Eligible Inventory Availability Limit; and

                  (iii) during the months of February through June (inclusive) only, the Collateral Stretch Facility,

                  LESS

            (b) The aggregate of:

                  (i) the face amount of all Accepted Letters of Credit;

                  (ii) the amount of all Letter of Credit Reserves;

                  (iii) the amount of all Reserves;

                  (iv) the amount of all Priority Claims;

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                  (v) the amount of any Surplus Reserve; and,

                  (vi) such portion, if any, of the Non-Revolving Loan as set forth in the Contract Data Sheet.

      1.1.17. "BORROWING BASE SURPLUS" means, at any given time, the difference between (I) the Borrowing Base, and (II) all Outstandings under the Revolving Loan;

      1.1.18. "BUSINESS DAY(S)" means any day that is not a Saturday, Sunday or other day on which Lender or Banks are authorized or required to close in the City of Montreal;

      1.1.19. "CAPITAL EXPENDITURES" means any and all expenditures made by Borrower (or, if applicable, any Credit Parties) for or in connection with the acquisition of capital property (including, without limitation, leasehold rights, leasehold improvements and trade fixtures);

      1.1.20. "COLLATERAL" means all present and future movable and personal property of Borrower and the Credit Parties, corporeal and incorporeal, tangible and intangible, of any nature or form whatsoever, wherever situated, and includes, without limitation, the Accounts, the Inventory, any Additional Collateral as well as any immovable properties now or hereafter forming the object of the Security;

      1.1.21. "COLLATERAL STRETCH FACILITY" means the amount determined in accordance with the formula set forth in the Contract Data Sheet;

      1.1.22. "COLLECTION(S)" means all cash, cheques, funds electronically transferred and all other hard copy or electronic payment instruments (including collection of insurance proceeds, cash sale proceeds, rental proceeds and tax refunds);

      1.1.23. "COMPLIANCE CERTIFICATE" means the "Compliance Certificate" in form and substance as set forth in Annex 1 hereto or in such other form and substance as shall, from time to time, be determined by Lender and communicated to Borrower. Each Compliance Certificate to be delivered to Lender hereunder shall be certified as correct and accurate by Borrower's Chief Financial Officer;

      1.1.24. "CONTRACT DATA SHEET" means the "Contract Data Sheet" annexed hereto as well as any and all future amendments, supplements and/or addendums thereto and/or renewals, replacements and/or restatements thereof. The Contract Data Sheet shall be deemed, for all purposes, to form part of the Credit Agreement;

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      1.1.25. "CONTRACT YEAR" means consecutive periods of 12 consecutive months immediately following the Effective Date;

      1.1.26. "CREDIT AGREEMENT" means the present Amended and Restated Accounts Receivable Management, Loan and Security Agreement as well as any and all future amendments, supplements and/or addendums hereto and/or renewals, replacements and/or restatements hereof;

      1.1.27. "CREDIT DOCUMENTS" means the Credit Agreement, the Security, any agreements or documents pertaining to any matter under or arising from the Credit Agreement or the Security and any other agreements or documents entered into, now or in the future, in connection with any of the foregoing or in connection with any matter pertaining to the Credit Facilities;

      1.1.28. "CREDIT FACILITIES" means all credit facilities made available to Borrower hereunder including the Revolving Loan and any Non-Revolving Loan hereunder;

      1.1.29. "CREDIT PARTY(IES)" means any Person(s), if any, designated as such in the Contract Data Sheet and who is(are) party to the Credit Agreement;

      1.1.30. "DEBT" means all indebtedness, of any nature or source whatsoever, at any given time owing by Borrower (or, if applicable, any Credit Parties), whether due or not, matured or not. Debt includes all Outstandings under the Credit Facilities;

      1.1.31. "DEBT TO EQUITY RATIO" means the ratio of Debt to Tangible Net Worth;

      1.1.32. "DEFAULT" has the meaning set forth in Clause 13.1 hereof;

      1.1.33. "DISPUTE" means any cause asserted for non-payment of an Account including, without limitation, any dispute, claim, complaint, offset, defense, contra-account or counter-claim, real or asserted, lawful or unlawful, whether arising from or relating to any sale or any other transaction or occurrence and includes, for greater certainty, any reason for non-payment of an Account at its maturity other than solely as a result of the financial inability of the Account Debtor;

      1.1.34. "DOLLAR(S)" or "$" means Canadian dollars and "US DOLLAR(S)" or "US$" means United States of America dollars;

      1.1.35. "EARLY TERMINATION FEE" means a payment due by Borrower to Lender in the amount of $750,000.00 in the event of (I) Borrower's terminating this Agreement prior to the expiry of the Minimum Term pursuant to Clauses
      14.1.2 hereof, or (II) Lender's terminating this Agreement prior to

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      the expiry of the Minimum Term upon occurrence of an event of Default pursuant to Clause 14.1.3 hereof;

      1.1.36. "EBIT" means Borrower's earnings during any particular fiscal period before:

            (a) payment or provision for payment of interest; and,

            (b) payment or provision for payment of income taxes,

            all computed in accordance with GAAP;

      1.1.37. "EBITDA" means Borrower's earnings during any particular fiscal period before:

            (a) payment or provision for payment of interest;

            (b) payment or provisions for payment of income taxes;

            (c) depreciation;

            (d) amortization; and

            (e) any other non-recurring income and expense items,

            all computed in accordance with GAAP;

      1.1.38. "EFFECTIVE DATE" means the date stipulated as such in the Contract Data Sheet;

      1.1.39. "ELIGIBLE ACCOUNTS" means the aggregate of the Net Face Amount of all Accounts created by Borrower or any Credit Party in the ordinary course of business which Lender, in its sole discretion, determines to be acceptable for purposes of advances hereunder. Without limiting Lender's discretion, the following shall not be Eligible Accounts:

            (a) Accounts which are outstanding for a period exceeding 90 days immediately following the earlier of (i) delivery of the relevant Inventory or performance of the relevant services or (II) the date of the relevant invoice;

            (b) Accounts in respect of which Lender (if specifically requested by Lender) has not been provided with both (I) the Account Debtor's purchase order therefor and (II) proof of delivery of the merchandise and/or services forming the object thereof, both in form and substance satisfactory to Lender;

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            (c) any portion of any Accounts (to the extent not already deducted in arriving at the Net Face Amount thereof) which may reduce the amount of such Accounts and/or may be deducted therefrom by the relevant Account Debtor including, without limitation, all discounts, rebates, allowances, credits or any other deductions applicable thereto;

            (d) Accounts owed by an Account Debtor which is a Related Person;

            (e) Accounts with respect to which goods are placed on a consignment, guaranteed sale, "bill and hold", sale or return, sale on approval, or other terms by reason of which the payment by the Account Debtor may be conditional;

            (f) Accounts, the collection of which Lender, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

            (g) Accounts with respect to which goods have not been shipped and billed to the Account Debtor, the services have not been performed and accepted by the Account Debtor or does otherwise not represent a final sale;

            (h) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services; and,

            (i) Accounts which are the object of any Dispute, to the extent of such Dispute (if such extent is clearly ascertainable);

      1.1.40. "ELIGIBLE ACCOUNTS AVAILABILITY" means Borrower's borrowing availability under the Revolving Loan based on the Borrowing Base, after deducting and not taking into account any value attributed to Eligible Inventory;

      1.1.41. "ELIGIBLE FINISHED GOODS INVENTORY" means Eligible Inventory consisting of finished goods, wares and other finished merchandise;

      1.1.42. "ELIGIBLE INVENTORY" means Inventory which is either (i) landed, duty paid, located in Canada or the United States and in possession of Borrower or any Credit Party, or (ii) is to be imported by Borrower or any Credit Party and has been shipped under outstanding Letters of Credit, both consisting of first quality finished goods owned by Borrower or any Credit Party and held for sale in the ordinary course of Borrower's or any Credit Party's business which are in good condition and readily saleable at prices not less than cost, all of which Lender, in its sole discretion, determines to be acceptable for purposes of advances hereunder. Without limiting Lender's discretion, the following shall not be Eligible
      Inventory:

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            (a) Inventory held on consignment or not otherwise owned by Borrower or any Credit Party with good, valid and marketable title thereto;

            (b) is of a type no longer sold by Borrower or any Credit Party;

            (c) Inventory which is encumbered in favour of any Person whatsoever other than in favour of Lender under the Security;

            (d) Inventory which is damaged or consists of goods returned or rejected by an Account Debtor;

            (e) Inventory which is in the process of being converted from raw material into finished goods, commonly known as "work in progress"; and,

            (f) Inventory which is, in Lender's reasonable determination, obsolete or slow moving, unmarketable, a restrictive custom item, a component not forming part of finished goods, spare parts, packing, shipping and storage materials, supplies used or consumed in Borrower's or any Credit Party's business, "bill and hold" goods, defective goods or "seconds";

            (g) The portion of the value of Inventory attributable to overhead allocation in excess of the lesser of (i) the amount excepted by Lender from time to time as determined by Borrower's auditors in accordance with GAAP and (ii) the sum of $3,237,000.00;

      1.1.43. "ELIGIBLE INVENTORY AVAILABILITY LIMIT" has the meaning set forth in the Contract Data Sheet;

      1.1.44. "ELIGIBLE RAW MATERIAL INVENTORY" means Eligible Inventory Consisting of Raw Materials;

      1.1.45. "ENCUMBRANCE(S)" means any lien, prior claim, legal hypothec, charge, statutory lien, encumbrance, seizure, form of distress, attachment, levy or any other right in favour of any Person other than Lender;

      1.1.46. "EXPENSES" means all costs and expenses incurred and/or to be incurred by and/or on behalf of Lender in the preparation, execution, registration/publication and/or implementation of the Credit Documents, in administering the Credit Facilities and the Credit Documents and in collecting the Obligations and enforcing the Credit Documents including, without limitation:

            (a) costs and expenses (including taxes and insurance premiums) required to be paid by Borrower or any Credit Party under any of the Credit Documents that are paid or incurred by Lender;

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            (b) fees or charges paid or incurred by Lender in connection with
            Lender's transactions with Borrower or any Credit Party hereunder, including fees or charges for photocopying, notarialization, couriers and messengers, telecommunication, public record searches and environmental audits;

            (c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise);

            (d) charges paid or incurred by Lender resulting from the dishonour of cheques or other payment instruments;

            (e) costs and expenses paid or incurred by Lender to correct any Default or enforce any provision of the Credit Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral or any portion thereof;

            (f) costs and expenses of all Audits (at the greater of $750.00 per day or the then prevailing rate for Lender's internal auditors or at the actual rate charged by any third party professionals and/or evaluators plus, in either case, all disbursements and out-of-pocket expenses associated therewith). Notwithstanding the foregoing, the costs and expenses of all Audits (other than the costs and expenses of appraisals of Collateral) shall, in any given calendar year, not exceed $60,000.00;

            (g) costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Credit Documents or in connection with the transactions contemplated by the Credit Documents or any relationship between Lender and Borrower or any Credit Party;

            (h) costs and expenses of converting any foreign currency to Dollars (or vice-versa);

            (i) all collection, bank, postage, photocopy, telephone, telecopy, courier, credit report charges and other disbursements related to anything herein contained or contained in the Security; and,

            (j) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, administering, amending, terminating, enforcing, defending or concerning the Credit Documents or the Credit Facilities.

      1.1.47. "FEES" means all fees and other amounts of any nature or form whatsoever payable pursuant to the provisions of any of the Credit Documents by Borrower or any of the Credit Parties and shall include, without limitation,

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      the Arrangement Fee, the Monitoring Fee, the Standby Fee and the
      Overadvance Fee;

      1.1.48. "FISCAL QUARTER(S)" means each consecutive quarter of a Fiscal
      Year;

      1.1.49. "FISCAL YEAR" means the period (which shall be no less than 50 weeks and no more than 54 weeks) designated as Borrower's or any Credit Party's fiscal year;

      1.1.50. "FIXED CHARGE COVERAGE RATIO" means the ratio of:

            (a) the sum of (i) EBITDA, and (ii) all amounts paid or payable under leasing agreements or leases made for financing purposes, less Capital Expenditures (except to the extent that such Capital Expenditures are directly and specifically financed by Persons other than Lender); to

            (b) the sum of (i) all interest paid or payable, (ii) all amounts paid or payable under leasing agreements or leases made for financing purposes, (iii) all capital repayments of any portion of Funded Debt (other than the Revolving Loans), (iv) all income taxes or taxes on capital paid, and (v) all dividends, share redemptions, share retractions or other corporate distributions declared, made and/or paid;

      1.1.51. "FORMER AGREEMENT" shall have the meaning ascribed thereto in the preamble hereof;

      1.1.52. "FUNDED DEBT" means, without duplication, the sum of:

            (a) all obligations for the borrowing or raising of money including, without limitation, all Outstandings under the Credit Facilities;

            (b) all obligations under leasing agreements or leases made for financing purposes which are required to appear on a balance sheet prepared in accordance with GAAP;

            (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable;

            (d) all guarantees (being any obligation, contingent or not, directly or indirectly guaranteeing any liability or indebtedness of any Person or protecting any creditor of any Person from a loss in respect of such liability or indebtedness) in respect of financial obligations and all reimbursement obligations arising from letters of credit, letters of guarantee or similar instruments; and

            (e) all obligations relative to off-balance sheet financing,

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            other than any indebtedness which now or hereafter is postponed, subordinated and hypothecated in favour of Lender;

      1.1.53. "FUNDED DEBT TO EBITDA RATIO" means the ratio of Funded Debt to EBITDA;

      1.1.54. "GAAP" means generally accepted Canadian accounting principles applied on a basis at all times consistent with prior periods with all Inventory accounting being reflected on a first in/first out basis;

      1.1.55. "GUARANTOR(S)" means those Persons, as designated in the Contract Data Sheet, who:

            (a) have guaranteed or shall guarantee, in whole or in part; and/or,

            (b) have pledged/hypothecated or shall pledge/hypothecate property in favour of the Lender as continuing and collateral security for,

            all present and future indebtedness and obligations of Borrower towards Lender (including, without limitation, all of the Obligations and all other indebtedness and obligations of Borrower under the Credit Documents);

      1.1.56. "INTEREST" means all interest payable by Borrower to Lender pursuant to Clause 6.1 hereof and as set forth in the Contract Data Sheet;

      1.1.57. "INVENTORY" means all present and future inventory, goods, wares, merchandise and stock-in-trade owned by Borrower or any Credit Party, including goods held for sale or lease or to be furnished under a contract of service and present and future Raw Materials, work in process, finished goods and packing, shipping and storage materials, wherever situated;

      1.1.58. "LENDER" means GMAC COMMERCIAL FINANCE CORPORATION - CANADA/SOCIETE FINANCIERE COMMERCIALE GMAC - CANADA, its successors or assigns;

      1.1.59. "LETTER(S) OF CREDIT" means any and all letters of credit and/or letters of guarantee which Lender causes to be issued for the account of Borrower;

      1.1.60. "LETTER OF CREDIT FEE(S)" means a fee equal to the rate(s) set forth in the Contract Data Sheet of the face amount of each Letter of Credit, calculated on the basis of the number of calendar months (or portions thereof) for which each Letter of Credit is outstanding (with part of any calendar month being counted as a full calendar month);

      1.1.61. "LETTER OF CREDIT LIMIT" has the meaning set forth in the Contract Data Sheet;

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      1.1.62. "LETTER OF CREDIT RESERVES" means the percentage of the face amount of all Unaccepted Letters of Credit set forth in the Contract Data Sheet;

      1.1.63. "LIEN(S)" means any hypothec, security interest, trust, deemed trust, ownership retention device (under conditional sales, finance leases, capital leases or otherwise) and any other rights in any property forming part of the Collateral;

      1.1.64. "LOAN ACCOUNT(S)" means the account or accounts now or hereafter established and maintained by Lender on its books in Borrower's name for the purpose of recording Outstandings under the various Credit Facilities;

      1.1.65. "MATERIAL ADVERSE CHANGE" means the occurrence of anything or any event or the failure of occurrence of anything or event which, in Lender's reasonable opinion, materially and adversely affects:

            (a) Borrower or any Credit Party;

            (b) the businesses or financial condition or any other matter of or pertaining to Borrower or any Credit Party;

            (c) the ability of Borrower or any Credit Party to pay the Obligations or to otherwise fulfill their respective obligations under the Credit Documents;

            (d) the value of the Collateral or the ability of Lender to access the Collateral and/or realize thereon; and/or,

            (e) the level of risk on the part of Lender under the Credit Facilities;

      1.1.66. "MAXIMUM AMOUNT" has the meaning set forth in the Contract Data Sheet;

      1.1.67. "MINIMUM TERM" shall have the meaning set forth in the Contract Data Sheet;

      1.1.68. "MONITORING FEE" means the monthly amount designated as such in the Contract Data Sheet, the full amount of each monthly amount of which shall be deemed to have been fully earned by Lender on the first day of each respective month;

      1.1.69. "NET FACE AMOUNT" means the gross amount of any Account less all discounts (which shall be determined by Lender, in its discretion, where optional terms are given), returns, allowances, credits and/or reductions at any time applicable, taken or allowed and shall, under no circumstances whatsoever, exceed the amount actually owing by the Account Debtor;

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      1.1.70. "NOLV" means the net recovery value (after all expenses and third party fees and charges have been deducted) of all Eligible Inventory or any other portion of the Collateral, on an orderly liquidation basis (ie. supervised sale by or under the auspices of a bankruptcy trustee, a proposal trustee, an interim receiver, a receiver, a monitor, a liquidator or a similar person under a protective or other insolvency filing) as determined, at such intervals as Lender may determine, by such third party evaluator(s) as Lender may designate;

      1.1.71. "NON-REVOLVING LOAN(S)" has the meaning set forth in Clause 5.1 hereof;

      1.1.72. "NON-REVOLVING LOAN RATE" has the meaning set forth in the Contract Data Sheet;

      1.1.73. "NOTICE" means written notice by Lender to Borrower or any Credit Party or by Borrower or any Credit Party to Lender, delivered by personal delivery, courier, bailiff or facsimile transmission and addressed:

            (a) if intended for Borrower or any Credit Party, at the address(es) set forth in the Contract Data Sheet; or,

            (b) if intended for Lender, at:

            GMAC COMMERCIAL FINANCE CORPORATION - CANADA/
            SOCIETE FINANCIERE COMMERCIALE GMAC - CANADA
            500 Rene Levesque Blvd. West
            Suite 1400
            Montreal, Quebec Canada
            H2Z 1W7
            Fax: (514) 397-1133
            Attention: President

            until Notice by one to the other of any change of address(es);

      1.1.74. "OBLIGATIONS" means the aggregate at any given time of all present and future amounts, of any nature or source whatsoever, owing to Lender by Borrower including:

            (a) all amounts under the Credit Agreement (including, without limitation, all Outstandings under the Credit Facilities, the face amount of all outstanding Letters of Credit as well as all Interest, Fees and Expenses);

            (b) all amounts under any other Credit Documents;

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                                     Page 14

            (c) all amounts under any other contract, agreement, arrangement, occurrence, non-occurrence or operation of law, of any nature whatsoever, whereby Lender becomes a creditor of Borrower; and,

            (d) the full amount, from time to time, of the Other Indebtedness;

      1.1.75. "OTHER INDEBTEDNESS" means any indebtedness or liabilities of Borrower or any Credit Party towards third parties where such third parties are financed or factored by Lender or GMAC Commercial Finance LLC or where Lender or GMAC Commercial Finance LLC has assumed the risk of credit loss in favour of such third parties or where Lender or GMAC Commercial Credit LLC is or may become otherwise liable, including, contingently, to such third parties for any debts of Borrower or any Credit Party;

      1.1.76. "OUTSTANDINGS" means the full amount of all Advances and the face amount of any Bankers' Acceptances owing and outstanding under all of the Credit Facilities or the relevant Credit Facility (as the case may be), any US Dollar amount of which, for the purpose of calculating Outstandings, may (at Lender's discretion) be converted to Canadian dollars at the then prevailing selling rate of US Dollar to Canadian Dollar exchange of the Bank;

      1.1.77. "OVERADVANCE AVAILABILITY" means the Overadvance Availability, if any, set forth in the Contract Data Sheet by which Outstandings under the Revolving Loan may exceed the Borrowing Base and/or the Maximum Amount (as the case may be as set forth in the Contract Data Sheet) by the amounts set forth in the Contract Data Sheet during the period(s) set forth in the Contract Data Sheet;

      1.1.78. "OVERADVANCE FEE" means the amount of $10,000.00 per calendar month (or any portion thereof) for each calendar month (or any portion thereof) during which an Unauthorized Overadvance exists during any 3 consecutive Business Days or any 5 non-consecutive Business Days, the full amount of which shall be deemed to have been fully earned by Lender on the last day of each respective month;

      1.1.79. "PERMITTED CHARGES" means:

            (a) the Security;

            (b) any Liens affecting property acquired by Borrower, any Credit Party or any Guarantor as specific security for the financing or acquisition of such specific property and affecting no other property of Borrower or any Credit Party whatsoever;

            (c) inchoate or statutory Liens or Encumbrances for taxes, assessments or government charges which have not been assessed or claimed and are not delinquent or, if assessed and claimed, are being contested in good faith by appropriate proceedings and provided that, in such case, either the effect of such proceedings is to stay any enforcement or Lender has been provided with security in form and substance satisfactory to it in an amount to satisfy such Lien or Encumbrance;

            (d) minor title defects or irregularities not in the aggregate materially and adversely affecting the use of the property of Borrower or any Credit Party to which they relate;

            (e) Liens which are the object of an Intercreditor Agreement or a Priority Agreement between Lender and the holder of such Liens, in form and substance satisfactory to Lender;

            (f) Liens or Encumbrances which are being diligently contested by Borrower or any Credit Party in good faith, in respect of which Lender has been furnished with security to cover the consequences of such Encumbrances, in form, substance and amount satisfactory to Lender; and,

            (g) any Liens or Encumbrances exhaustively enumerated in the Contract Data Sheet as well as any other Liens or Encumbrances which may, in the future, be expressly permitted by Lender in writing at its discretion.

      1.1.80. "PERSON(S)" means and includes all natural persons, corporations, limited liability companies, unlimited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts or any other entities and includes all municipalities, governments and agencies thereof;

      1.1.81. "PRIME RATE" means (i) for Advances in Dollars, the variable per annum rate of interest as, from time to time, set and/or announced and varied by the Bank as its "prime rate", "prime lending rate" or similar rate for loans in Dollars in Canada and (ii) for Advances in US Dollars, the variable rate of interest as, from time to time, set and/or announced and varied by the Bank as its "base rate", "base lending rate","prime rate", "prime lending rate" or similar rate for loans in US Dollars in Canada;

      1.1.82. "PRIORITY CLAIM(S)" means any claim(s) against Borrower or any Credit Party which, by effect of law, entitles the beneficiary(ies) thereof to be paid in priority to payment of the Obligations, whether resulting from any Lien or Encumbrance or any other mechanism or right benefiting the holder(s) of such claim(s). In calculating any such claim(s), any credits or amounts receivable by Borrower or any Credit Party from any governmental or quasi-governmental authorities shall be valued as nil;

      1.1.83. "RAW MATERIALS" means completely unfinished precious and semi-precious metals, loose diamonds and gemstones, but specifically excluding components, accessories, work in progress, supplies, parts, watch faces and any and all other raw materials and jewellery parts or components of any kind or nature;

      1.1.84. "RELATED PERSON(S)" means any Person(s) who is a "related person" to Borrower or any Credit Party, any shareholder of Borrower or of any Credit Party, any officer of Borrower or any Credit Party or any director of Borrower or any Credit Party, all as set forth and defined in Section 4 of the Bankruptcy and Insolvency Act, Canada (or any successor legislation) and additionally and without limiting the generality of the foregoing, "Related Person(s)" includes any Person in which Borrower or any Credit Party, any shareholder of Borrower or any Credit Party, any officer of Borrower or any Credit Party or any director of Borrower or any Credit Party have any direct or indirect equity interest (other than by way of a passive investment in shares traded on a recognized stock exchange representing less than a 1% equity interest);

      1.1.85. "RESERVES" means any and all reserves (other than those specifically stipulated herein) now or hereafter created by Lender against and/or in reduction of its herein stipulated advance rates against Eligible Accounts and/or Eligible Inventory (which Lender shall be entitled to create, vary or apply, from time to time, in its discretion) including, without limitation, any and all amounts established by Lender, in its discretion from time to time, as Lender's risk in respect of any foreign exchange facilities utilized by Borrower and/or in respect of the fluctuation of currency exchange rates in respect of any Credit Facilities;

      1.1.86. "REVOLVING LOAN(S)" has the meaning set forth in Clause 3.1 hereof;

      1.1.87. "REVOLVING LOAN RATE" has the meaning set forth in the Contract Data Sheet for Dollars and US Dollars, respectively;

      1.1.88. "ROLLING BASIS" means, at any given time, the then 4 most recently completed Fiscal Quarters or the then 12 most recently completed accounting months (as the case may be) reflecting Borrower's financial results for such period;

      1.1.89. "SECURITY" means all Liens, presently or in the future, held by or on behalf of Lender over the Collateral or any other present and future property of Borrower, any Credit Party or any other Person as well as any and all Guarantees presently or in the future held by and/or on behalf of Lender from any Credit Party or any other Person for the Obligations. Security includes, without limitation, all of the Liens and Guarantees enumerated in the Contract Data Sheet;

      1.1.90. "SENIOR DEBT" means any Debt which, as a result of any Lien, Encumbrance, agreement, event or law, is to be paid in priority to other portions of Debt in the event of the liquidation of property of Borrower or any applicable Credit Party;

      1.1.91. "SETTLEMENT DATE" means three (3) Business Days after the day on which each applicable Collection is actually received by Lender;

      1.1.92. "SPECIAL COVENANTS" means the special covenants, if any, set forth in the Contract Data Sheet;

      1.1.93. "STANDBY FEE" means a monthly amount equal to the percentage designated in the Contract Data Sheet of the difference between:

            (a) the Maximum Amount and any Overadvance Availability (which permits the Revolving Loan to exceed the Maximum Amount) applicable during any given calendar month; and,

            (b) the average Outstandings under the Revolving Loan (including the face amount of all outstanding Letters of Credit) during the same calendar month, the full amount of each monthly amount of which shall be deemed to have been fully earned by Lender on the last day of each respective month;

      1.1.94. "SURPLUS REQUIREMENTS" means the requirements, if any, set forth in the Contract Data Sheet;

      1.1.95. "SURPLUS RESERVE" means the amount, if any, set forth in the Contract Data Sheet;

      1.1.96. "TANGIBLE NET WORTH" means the sum of Borrower's capital, surplus and debts specifically subordinated, postponed and hypothecated to Lender less:

            (a) any amounts receivable from any Related Person;

            (b) research and development costs;

            (c) goodwill;

            (d) patents, trademarks, trade names, license rights and other intellectual rights; and,

            (e) any and all other intangible property other than Accounts;

      1.1.97. "UNACCEPTED LETTERS OF CREDIT" means all Letters of Credit other than Accepted Letters of Credit;

      1.1.98. "UNAUTHORIZED OVERADVANCE" means Outstandings under the Revolving Loans, at any given time, which exceed:

            (a) the Borrowing Base and/or the Maximum Amount (as the case may be); and,

            (b) any Overadvance Availability to the extent applicable; and,

      1.1.99. "WORKING CAPITAL RATIO" means the ratio of Borrower's current assets to current liabilities in accordance with GAAP.

1.2. The words or any references to "herein", "hereunder", "hereinafter" or similar references shall be deemed to be references of the Credit Agreement as well as to all future amendments, renewals and replacements.

1.3. All references to "days" (unless specifically to Business Days) shall constitute references to any days whatsoever (including, without limitation, Business Days). If any delay herein expires on a day which is not a Business Day, then such delay shall be deemed to expire on the next following Business Day.

1.4. Whenever utilized herein, the singular shall include the plural and vice-versa and all genders shall be interchangeable in accordance with the context hereof.

1.5. The Clause headings herein contained are for ease of reference only, do not form part hereof and shall not, in any manner be used in the interpretation of the contents hereof.

1.6. The interpretation, validity and enforcement of the Credit Documents shall be subject to and governed by the laws of the Province of Quebec and the laws of Canada applicable therein. Notwithstanding the foregoing, the interpretation, validity and enforcement of the Security shall be subject to and governed by the relevant province in which the particular portion of the Security has been registered/published/recorded as well as the laws of Canada applicable therein.

2. NO NOVATION

2.1. Borrower and each and every one of the Credit Parties hereby agree, covenant and warrant that:

      2.1.1. each of them remains obliged toward Lender for any and all covenants, representations, warranties, obligations and undertakings of any kind or nature which are presently existing and outstanding as at the date hereof, whether arising under the Former Agreement or otherwise (except in the event of a conflict with the terms and provisions of the present Agreement, in which event the terms of the present Agreement will prevail);

      2.1.2. nothing in the present Agreement shall be deemed to constitute novation of any "OBLIGATIONS" (as such term is defined under the Former Agreement);

      2.1.3. nothing in the present Agreement shall be deemed to constitute an extinction, diminution, novation or alteration of any such covenants, representations, warranties, obligations, undertakings or "OBLIGATIONS"; and

      2.1.4. all "SECURITY" (as such term is defined in the Former Agreement), security interests, postponements, subordinations, pledges and guarantees previously granted in favour of Lender by Borrower or any of the Credit Parties or by any third party whomsoever shall remain in full force and effect and shall constitute continuing security in order to secure all "OBLIGATIONS" under the Former Agreement, as well as any and all Obligations arising herein.

3. REVOLVING LOAN

3.1. Subject to the terms and conditions of the Credit Documents, Lender may, in its discretion, make loans and re-make loans to Borrower on a revolving basis in Dollars and/or US Dollars (collectively the "REVOLVING LOAN(S)") by:

      3.1.1. making Advances;

      3.1.2. issuing or causing the issuance of Letters of Credit; and/or,

      3.1.3. if specifically permitted in the Contract Data Sheet, accepting or causing the acceptance of Bankers' Acceptances.

3.2. All Outstandings under the Revolving Loan shall not, at any time, exceed the lesser of:

      3.2.1. the Maximum Amount plus any applicable Overadvance Availability (to the extent only that it permits the Revolving Loan to exceed the Maximum Amount); or,

      3.2.2. the Borrowing Base plus any applicable Overadvance Availability (to the extent only that it permits the Revolving Loan to exceed the Borrowing
      Base),

3.3. Additionally, Lender may, in its discretion, make loans and re-make loans to Borrower on a revolving basis in Dollars and/or US Dollars (in any of the manners set forth in Clause 2.1 hereof):

      3.3.1. in excess of the amounts and limitations set forth in Clause 3.2 hereof;

      3.3.2. in order to pay the whole or any portion of the Other Indebtedness;

      3.3.3. in order to pay, in whole or in part, any and all Fees, Expenses and/or any other amount(s) for any other purpose with which Lender, in its discretion, deems advisable in order to protect Lender's rights under the Credit Documents, all of which loans shall be deemed to constitute part of the Revolving Loan. Payment of any Fees or Expenses in such manner shall not relieve Borrower of its obligations hereunder to pay such Fees and Expenses or from any Default which may result from the non-payment thereof by Borrower. Until the above loans have been made to Borrower in order to pay any of the Other Indebtedness, Fees, Expenses and/or other amounts, such Other Indebtedness, Fees, Expenses and other amounts shall not be considered as Outstandings under the Revolving Loan.

3.4. All Outstandings under the Revolving Loan and the face amount of all outstanding Letters of Credit shall, at all times, be and remain repayable in full by Borrower to Lender upon the earlier of:

      3.4.1. Lender's demand therefor; or,

      3.4.2. occurrence of Default,

      whether or not the Credit Agreement has been terminated.

3.5. Notwithstanding Clause 3.4 hereof, the full amount of any Unauthorized Overadvance shall, immediately upon its existence, be repaid by Borrower to Lender without any necessity of demand therefor or any other formality.

4. LETTERS OF CREDIT

4.1. With respect to all Letters of Credit which Lender may issue or cause to be issued for and on behalf of Borrower as part of the Revolving Loan:

      4.1.1. the face amount of all outstanding Letters of Credit shall not, at any given time, exceed the Letter of Credit Limit;

      4.1.2. the face amount of all outstanding Letters of Credit shall, at any given time, be deemed to constitute part of the Revolving Loan and, additionally, if and when Lender is obliged to advance funds under a Letter of Credit, Borrower shall immediately reimburse such amount to Lender, in the absence of which, the amount so advanced by Lender under a Letter of Credit shall automatically be deemed to be an Advance under the Revolving Loan;

      4.1.3. Borrower shall indemnify and hold Lender harmless for and against any loss, cost, expense, or liability arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit. Lender shall not be liable for any error, negligence or mistake (whether of omission or commission) in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto;

      4.1.4. Borrower hereby authorizes and directs any bank issuing Letters of Credit to deliver to Lender all instruments, documents and other writings and property received by the issuing bank pursuant to such Letters of Credit and to accept and rely on Lender's instructions and agreements with respect to all matters arising in connection with such Letters of Credit and the related applications;

      4.1.5. any and all charges, commissions, fees and costs incurred by Lender relating to Letters of Credit shall be considered as Expenses hereunder and shall immediately be reimbursed by Borrower to Lender; and,

      4.1.6. immediately upon issuance of any Letters of Credit, Borrower shall pay to Lender:

            (a) a service charge of $100.00 for each Letter of Credit issued;

            (b) the applicable Letter of Credit Fee;

            (c) all normal bank and correspondents' charges payable by Lender in respect of any Letters of Credit; and

            (d) any and all standard transaction fees which are charged by Lender from time to time, including but without limitation, fees in connection with modifications, extensions, renewals and cancellations of Letters of Credit.

5. NON-REVOLVING LOANS

5.1. Subject to the terms and conditions of the Credit Documents, Lender may, in its discretion, lend the non-revolving loan(s), if any, set forth in the Contract Data Sheet to Borrower in Dollars and/or US Dollars (collectively the "NON-REVOLVING LOAN(S)") by:

      5.1.1. making one or more Advances thereof; and/or,

      5.1.2. if specifically permitted in the Contract Data Sheet, accepting or causing the acceptance of Bankers' Acceptances, as non-revolving (ie. permanently reducing) loan(s).

5.2. The Outstandings under all Non-Revolving Loans shall:

      5.2.1. until demand for payment therefor or occurrence of Default, be repaid by Borrower to Lender by way of the minimum periodic capital repayments thereof set forth in the Contract Data Sheet; and,

      5.2.2. notwithstanding the foregoing, be repayable in full by Borrower to Lender upon the earlier of:

            (a) Lender's demand therefor; or,

            (b) the occurrence of Default,

            whether or not the Credit Agreement has been terminated.

6. CONDITIONS PRECEDENT FOR UTILIZATION OF CREDIT FACILITIES

6.1. Lender shall not make any further Advance under the Credit Facilities or cause issuance of any Letters of Credit or acceptance of any Bankers' Acceptances unless and until, each of the following conditions precedent have been fulfilled, to the complete satisfaction of Lender and its legal counsel, namely:

      6.1.1. proper execution and registration/publication of the Security;

      6.1.2. proper execution of all agreements and documents pertaining to the administration of the Accounts;

      6.1.3. Lender's receipt of opinions from legal counsel to Borrower and the Credit Parties in form and substance satisfactory to Lender and its legal counsel;

      6.1.4. Lender's receipt of all certificates, searches and other documents deemed by Lender to be necessary, all in form and substance satisfactory to Lender and its legal counsel;

      6.1.5. Lender's receipt of evidence that all insurance required on the part of Borrower and the Credit Parties hereunder exists and is in full force and effect;

      6.1.6. all representations and warranties of Borrower and the Credit Parties hereunder being true, accurate and unbreached in all respects;

      6.1.7. Borrower shall be in complete conformity with all of the covenants and obligations incumbent upon Borrower hereunder including, without limitation, any Surplus Requirements;

      6.1.8. the non-existence of Default;

      6.1.9. the non-existence of any Material Adverse Change; and,

      6.1.10. such other matters, items or documents as Lender or its legal counsel may reasonably request.

6.2. After the initial Advance or issuance of the initial Letter of Credit or acceptance of the initial Bankers' Acceptance, no further Advances shall be made, no further Letters of Credit shall be issued and no further acceptances of Bankers' Acceptances shall be made unless and until each of the following conditions precedent shall have been fulfilled to Lender's satisfaction, namely:

      6.2.1. all representations and warranties of Borrower and the Credit Parties hereunder shall be true, accurate and unbreached in all respects;

      6.2.2. Borrower shall be in complete conformity with all of the covenants and obligations incumbent upon Borrower hereunder including, without limitation, any Surplus Requirements;

      6.2.3. the non-existence of Default; and,

      6.2.4. the non-existence of any Material Adverse Change.

6.3. All of the conditions precedent set forth in Clauses 6.1 and 6.2 hereof shall exist and inure solely to Lender's benefit and may, accordingly, be waived solely by Lender (and no other Person) in Lender's discretion.

7. INTEREST, FEES AND EXPENSES

7.1. All Outstandings under the Credit Facilities consisting of Advances shall bear interest and any overdue interest shall in turn bear interest at the hereafter described rates, calculated and payable as hereinafter set forth (the "INTEREST").

7.2. All Interest shall be payable by Borrower to Lender in arrears on the last Business Day of each month, calculated on the average daily Outstandings resulting from Advances under the Revolving Loan and the Non-Revolving Loan (as the case may be) at the rates hereafter set forth, commencing with the first payment of Interest by Borrower to Lender on the last Business Day of the month during which the initial Advance occurs hereunder. Interest on overdue Interest will be calculated on the same basis but will be compounded monthly and payable upon demand. All Interest shall be payable both before as well as after any demand for payment, any Default or any judgment.

7.3. The rates of Interest on all Outstandings consisting of Advances under:

      7.3.1. the Revolving Loan (other than any Authorized Overadvance) shall be:

            (a) for Dollars, a rate equal to the Revolving Loan Rate for Dollars; and,

            (b) for US Dollars, a rate equal to the Revolving Loan Rate for US Dollars;

      7.3.2. any Authorized Overadvance shall be:

            (a) for Dollars, a rate equal to the Authorized Overadvance Rate for
            Dollars: and,

            (b) for US Dollars, a rate equal to the Authorized Overadvance Rate for US Dollars; and

      7.3.3. any Non-Revolving Loan(s) shall be:

            (a) for Dollars, a rate equal to the Non-Revolving Loan Rate for
            Dollars: and,

            (b) for US Dollars, a rate equal to the Non-Revolving Loan Rate for US Dollars,

            based upon the weighted average of Prime Rate during each month for which the foregoing rates of Interest are calculated.

7.4. In the event that, from time to time hereunder, Lender makes loans or re-makes loans to Borrower under the Revolving Loan and/or the Non-Revolving Loan by Lender's accepting or arranging for the acceptance of Bankers' Acceptances, then:

      7.4.1. any such Bankers' Acceptances so accepted shall be in multiples of CDN$100,000.00 or US$100,000.00 (as the case may be) and shall be for terms equal to multiples of 30 days and not to exceed 180 days;

      7.4.2. upon acceptance of any Bankers' Acceptance, the face value of each such accepted Bankers' Acceptance shall be deemed, for all purposes to constitute Outstandings under the Revolving Loan or the Non-Revolving Loan (as the case may be), repayable by Borrower to Lender in accordance with the provisions of the present Credit Agreement;

      7.4.3. upon acceptance of any Bankers' Acceptances, Borrower shall immediately pay to Lender all Bankers' Acceptance Costs applicable thereto; and,

      7.4.4. in addition to all Bankers' Acceptance Costs, upon acceptance of any Bankers' Acceptances, Borrower shall immediately pay to Lender the Bankers' Acceptance Fee applicable thereto;

7.5. All rates of Interest and Bankers' Acceptance Fees under the Revolving Loan, any Authorized Overadvance and any Non-Revolving Loan(s) hereunder shall be computed on the basis of a 360 day period. The applicable Revolving Loan Rate, Authorized Overadvance Rate, Non-Revolving Loan Rate, and/or Bankers' Acceptance Fees, shall constitute rates on a per annum (ie. yearly) basis equivalent to such rates divided by 360 and multiplied by the number of days in any given year (being .01389 times greater than such rates in any ordinary year and .0667 times greater than such rates in any leap year).

7.6. In the event of occurrence of Default, each of the Revolving Loan Rate, the Authorized Overadvance Rate, the Non-Revolving Loan Rate and the Bankers' Acceptance Fees shall be automatically increased by two percentage points (2%) effective as of the occurrence of such Default and continuing for so long as such Default is outstanding. In the event of existence of any Unauthorized Overadvance, Borrower shall immediately pay to Lender (and Lender shall be entitled to charge to Borrower's account as part of the Revolving Loans) the Overadvance Fee. Such Overadvance Fee shall be in addition to and not constitute part of the Interest payable hereunder.

7.7. In addition to, and not constituting part of, the Interest, Borrower shall pay to Lender:

      7.7.1. the Arrangement Fee, which shall be paid in full by Borrower to Lender immediately upon the making of the first Advance hereunder;

      7.7.2. the Monitoring Fee, which shall be paid, on a monthly basis on the last day of each calendar month, by Borrower to Lender during each calendar month (with a part of any calendar month being counted as a full calendar month) commencing at the end of the first calendar month immediately following the Effective Date and thereafter, until both the Obligations shall have been fully paid and discharged and Borrower is no longer entitled to avail itself of the Credit Facilities;

      7.7.3. the Standby Fee, which shall be paid on a monthly basis on the last day of each calendar month, by Borrower to Lender during each calendar month (with a part of any calendar month being counted as a full calendar month) commencing at the end of the first calendar month immediately following the Effective Date and thereafter until both the Obligations shall have been fully paid and discharged and Borrower is no longer entitled to avail itself of the Credit Facilities;

      7.7.4. the Overadvance Fee for and during each calendar month during which the Overadvance Fee is applicable (with a part of any calendar month being counted as a full calendar month); and,

      7.7.5. all other Fees hereunder as and when due hereunder; and,

      7.7.6. all Expenses as and when due hereunder.

7.8. None of the Fees or Expenses shall, under any circumstances, be deemed to constitute part of the Interest. All Fees and Expenses, on the one hand, and all Interest, on the other hand, shall operate and be paid by Borrower to Lender independently of one another;

8. ADMINISTRATION OF ACCOUNTS, LOAN ACCOUNTS AND COLLECTION

8.1. Borrower shall, from time to time as directed by Lender, execute and deliver all such documents and do all such things as may be, in Lender's opinion, necessary or advisable in order for Lender to obtain and maintain possession and control of and dominion over all Accounts and all Collections. Lender shall be entitled, from time to time, to decrease, increase or otherwise alter the mechanisms whereby Lender possesses, controls and maintains dominion over the Accounts and the Collections.

8.2. The receipt of any Collections by Lender shall be applied on the Settlement Date to reduce the Outstandings under the Revolving Loan only to the extent that such Collection is honoured for payment. Should any Collection not be honoured for payment, then Borrower shall be deemed not to have made such payment on the Settlement Date and all Interest will be re-calculated accordingly;

8.3. The Loan Account will be charged with all Advances, Interest, Fees and Expenses and any other payment obligation of Borrower hereunder. In accordance with Clause 8.2 hereof, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all Collections.

9. STATEMENTS OF ACCOUNT

9.1. To the extent only that Lender possesses, controls and maintains dominion over the Collections, Lender shall provide Borrower with periodic reports summarizing Collections. Lender shall not be liable to Borrower or any Credit Party by reason of any delays in providing reports or inadvertent errors or omissions unless caused by Lender's willful misconduct or gross negligence. Borrower and each of the Credit Parties acknowledge that Lender may use the services of any other organizations in connection with the processing of Collections and data pertaining to Borrower and the Credit Parties and, in such case, Lender shall not be liable to Borrower by reason of acts or omissions of such organizations unless caused by the willful misconduct or gross negligence of Lender;

9.2. Each month, Lender will deliver to Borrower statements of the Loan Account. Borrower and each of the Credit Parties shall verify the correctness of such statements and send Notice to Lender of any errors, irregularities or omissions within 30 days of the date of such statements. Such statements will, unless corrected as a result of the aforesaid Notice, be finally and conclusively binding upon Borrower and each of the Credit Parties and will constitute proof of the status of the amounts and accounts reflected therein.

10. SECURITY AND POWER OF ATTORNEY

10.1. Borrower and each Credit Party shall grant the Security and shall execute all documents, do all things and perform all acts which may be necessary or required, in Lender's sole discretion, in order to maintain, perfect or renew the Security. All Security shall be held by Lender as continuing and collateral security for all of the Obligations and any other debts, liabilities and/or obligations stipulated in the Security.

10.2. At any time, Lender may notify Account Debtors or any other debtors of any other accounts receivable of Borrower or any Credit Party that Lender has a hypothec and security interest therein pursuant to the Security and Lender may directly collect same. All amounts so collected shall be deemed to constitute Collections and shall be dealt with in accordance with the provisions of the present Agreement.

10.3. Borrower and each Credit Party hereby irrevocably names and appoints Lender (as well as any of Lender's representatives) as Borrower's and each Credit Party's mandatary, agent and power of attorney to sign, execute and/or deliver, in the names of Borrower or any Credit Party, for each of the following purposes:

      10.3.1. if Borrower or any Credit Party refuses to, or fails timely to sign, execute and deliver any of the documents required under the present Agreement, in order to sign, execute and deliver any such documents in the name of Borrower or any such Credit Party;

      10.3.2. at any time after and during continuation of Default, in order to sign, execute and deliver, in Borrower's or any Credit Party's name, any invoice or bill of lading relating to an Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts and notifications to Account Debtors;

      10.3.3. in order to endorse and/or negotiate, in Borrower's or any Credit Party's name, any Collection item;

      10.3.4. at any time after and during continuation of Default, in order to notify the post office authorities to change the address for delivery of Borrower's or any Credit Party's mail to an address designated by Lender, in order to receive and open all mail addressed to Borrower and the Credit Parties and in order to retain all mail relating to the Security and forward all other mail to Borrower and the relevant Credit Parties; and,

      10.3.5. at any time after and during continuation of Default, in order to settle and adjust Disputes and claims relating to the Accounts directly with Account Debtors, for such amounts and upon such terms that Lender determines to be reasonable and Lender may cause to be executed and delivered any documents and/or releases that Lender determines to be necessary for such purposes.

10.4. The appointment of Lender as mandatary, agent and power of attorney hereunder shall be irrevocable until both the Obligations shall have been fully paid and discharged and Borrower is no longer entitled to avail itself of the Credit Facilities.

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                                     Page 28

10.5. Lender shall be entitled, from time to time as permitted herein, to conduct Audits at Borrower's sole cost and expense, which cost and expense shall form part of the Expenses payable by Borrower to Lender hereunder. Borrower and any Credit Party shall fully co-operate with persons conducting Audits and grant such person(s) full access to Borrower's and any Credit Party's books, records and Collateral for the purpose of such Audits.

11. BORROWER'S REPRESENTATIONS AND WARRANTIES

11.1. Borrower represents and warrants to and in favour of Lender, as continuing representations and warranties, that, for so long as both the Obligations shall not have been fully paid and discharged and Borrower is entitled to avail itself of any of the Credit Facilities:

      11.1.1. Borrower and each Credit Party is and shall remain a corporation, duly incorporated, organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation and of all jurisdictions in which it carries on business with full power and authority to own its present and future properties and to carry on its business;

      11.1.2. Borrower and each Credit Party has and shall have the full power and has taken all of the necessary actions in order to fully authorize each of their executions of the Credit Documents, to borrow hereunder, to grant the Security and to execute and deliver and perform the Credit Documents and the obligations herein and therein contained;

      11.1.3. each of the Credit Documents have been duly and properly executed and delivered by duly authorized representatives of Borrower and each Credit Party and are and shall be and remain legal, valid and binding obligations on the part of Borrower and each Credit Party, all enforceable in accordance with the terms, conditions and contents of each respectively;

      11.1.4. Borrower and each Credit Party is and shall remain in compliance with all laws (including, without limitation, laws relating to environmental matters) and in substantial compliance with all municipal by-laws or any other applicable laws, where non-compliance individually or in the aggregate with which would have a Material Adverse Change;

      11.1.5. Borrower and each Credit Party is and shall remain the sole and absolute owner (other than third party ownership under the Permitted Charges), with good, marketable and legal title, of all of the property currently and in the future held and/or acquired by each or utilized by each in conjunction with the operation of its businesses (including, without limitation, the Accounts and the Inventory) and that all of the foregoing is and shall remain free and clear of all Adverse Charges;

      11.1.6. there is and shall be no action, suit or proceeding pending against nor, to the knowledge of Borrower or any Credit Party, any action, suit or proceeding threatened or in any manner relating adversely to any of the properties of Borrower or any Credit Party in any court or before any arbitrator of any kind or before any governmental body, other than actions, suits or proceedings of the character normally incidental to the kind of business to be operated by Borrower and any Credit Party which, if adversely determined, would not individually or in the aggregate have a Material Adverse Change;

      11.1.7. all tax returns required in any applicable jurisdiction (including all Canadian federal, provincial and other tax returns) of each of Borrower and each Credit Party required by law to be filed have been and shall be duly filed and all taxes, assessments and other governmental charges or levies in any applicable jurisdiction (including all Canadian federal, provincial and other taxes, assessments and other governmental charges or levies) upon Borrower's and each Credit Party's properties, income, profits and assets, which are and shall be due and payable, have been and shall be paid, except that any such payment of which Borrower or any Credit Party is contesting in good faith by appropriate proceedings and for which appropriate reserves have been provided on the books of Borrower or such Credit Party in respect of which no Adverse Charge exists;

      11.1.8. all financial and business information and documentation (including, without limitation, all financial statements, business plans, projections, etc.) previously furnished by and/or on behalf of any of Borrower or any Credit Party to Lender are true and accurate in all material respects; and,

      11.1.9. all financial and business information and documentation (including, without limitation, all borrowing certificates and borrowing certificates as well as all financial statements, listings of Accounts, Inventory, payables and other listings, operating budgets, certificates and other reports and documents, etc. furnished or required to be furnished hereunder) hereafter furnished to Lender by and/or on behalf of Borrower or any Credit Party shall be true and accurate in all material respects.

11.2. All representations and warranties made hereunder shall be deemed to be made and shall be true and correct, as of the date of execution hereof, and, unless otherwise stated, at all times for so long as both the Obligations shall not have been fully paid and discharged and Borrower is entitled to avail itself of any of the Credit Facilities.

11.3. All representations and warranties made hereunder shall survive and shall not be deemed, in any manner whatsoever, to have been waived by execution and delivery of the Credit Agreement, any investigation by or on behalf of Lender or any extensions of credit under the Credit Facilities.

12. BORROWER'S COVENANTS

12.1. For so long as both the Obligations shall not have been fully paid and discharged and Borrower is entitled to avail itself of the Credit Facilities, Borrower covenants and agrees with and in favour of Lender that:

      12.1.1. Borrower and each Credit Party shall maintain and cause to be maintained in good repair, working order and condition, all properties useful in each of their businesses and, from time to time, make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto;

      12.1.2. Borrower shall pay all Interest to Lender on the respective due dates therefor hereunder;

      12.1.3. Borrower shall pay all periodic capital repayments of the Non-Revolving Loan, if any, set forth in the Contract Data Sheet on the respective due dates therefor thereunder;

      12.1.4. Borrower shall pay all Fees to Lender on the respective due dates therefor hereunder;

      12.1.5. Borrower shall pay all Expenses to Lender on their respective due dates therefor thereunder;

      12.1.6. Borrower shall pay all other amounts owing or which become owing to Lender under any of the Credit Documents on the due dates therefor hereunder and thereunder;

      12.1.7. Borrower shall maintain and respect each of the financial covenants, if any, set forth in the Contract Data Sheet;

      12.1.8. Borrower shall respect each and every one of the Surplus Requirements;

      12.1.9. Borrower shall respect and comply with each of the Special Covenants;

      12.1.10. Borrower and each Credit Party shall comply with all of the terms, conditions and obligations set forth in the Credit Documents;

      12.1.11. Borrower shall furnish each of the written financial and other reports and other documents to Lender as set forth in the Contract Data Sheet and within the delays set forth in the Contract Data Sheet;

      12.1.12. Borrower and each Credit Party shall maintain the following insurance coverage on the following basis:

            (a) Borrower and each Credit Party shall insure and keep insured for their full insurable value all of their present and future corporeal/tangible property (including, without limitation, the Inventory) by means of one or more policies of insurance, in form and substance approved by Lender with one or more insurers approved by Lender;

            (b) all such insurance policies shall contain a hypothecary/mortgage clause or provision benefiting Lender, in form and substance approved by Lender;

            (c) all such insurance policies shall provide that all indemnities and other amounts payable thereunder shall be payable to Lender;

            (d) at least 5 days prior to the expiry or cancellation of any such insurance policies, evidence of renewals or replacements thereof shall be delivered to Lender;

            (e) should Borrower or any Credit Party fail to insure and keep insured its property or renew or replace such insurance policies, Lender may insure and keep insured such property and/or renew or replace such insurance policies. In such event, Borrower shall pay to Lender, upon Lender's simple demand therefor, all sums so expended by Lender in effecting any of the foregoing;

      12.1.13. Borrower and each of the Credit Parties shall ensure that all Accounts arise and will arise from bona fide, final and absolute sales and delivery of merchandise or services without any special arrangements such as consignment, "bill and hold", guaranteed sale arrangements or other similar conditions;

      12.1.14. Borrower and each of the Credit Parties shall ensure that all Accounts arise and will arise from sales with respect to which there is reasonable belief that the Account Debtor will receive and accept the Inventory and/or services as invoiced without Dispute;

      12.1.15. Borrower and each of the Credit Parties will, at all times, duly and punctually pay and discharge all wages, salary and other remuneration of all persons employed by each of them;

      12.1.16. Borrower and each of the Credit Parties will keep proper books of account in accordance with GAAP and will permit Lender's representatives free and reasonable access to each of their premises, computers (including all hardware and software) and financial and computer and/or other data, records and reports relating to Borrower, each of the Credit Parties and their properties; and,

      12.1.17. if Borrower or any Credit Party becomes aware or Borrower or any Credit Party receives any notification to the effect that:

            (a) any of their corporeal property violates any applicable environmental law, by-law, rule and/or regulation and/or creates any environmental hazard whatsoever;

            (b) any act, enterprise or activity carried on from or at any location of Borrower or any Credit Party is conducted in a manner which violates any applicable environmental law, by-law, rule and/or regulation and/or creates any environmental hazard whatsoever;

            (c) any contaminant, pollutant, toxic substance and/or dangerous material has been emitted by or from any locations or property of Borrower or any Credit Party;

            (d) the whole or any part of any properties of Borrower or any Credit Party has been used as a waste disposal site or for storage or production of any hazardous materials (including, without limitation, asbestos and/or PCB's); or,

            (e) any underground storage reservoir is located under any locations of Borrower or any Credit Party,

            Borrower shall immediately give Notice to Lender as to the details thereof and, immediately upon such occurrence, properly and diligently commence and complete all operations or other matters necessary in order to completely remedy and rectify any of the foregoing occurrences.

12.2. For so long as both the Obligations shall not have been fully paid and discharged and Borrower is entitled to avail itself of any of the Credit Facilities, Borrower covenants and agrees with and in favour of Lender that:

      12.2.1. Borrower and each Credit Party shall not declare, pay or effect any dividends, share redemptions, share retractions, share repurchases or any other forms of corporate distributions to shareholders, without the express prior written consent of Lender and then under such conditions as Lender may impose unless and until the shares in the capital stock of the Borrower or any Credit Party (or a successor thereof) are listed and trading on a recognized North American stock exchange, in which event the Borrower or any such Credit Party may declare, pay or effect any dividends, share redemptions, share retractions, share repurchases or any other forms of corporate distributions to shareholders so long as same does not render the Borrower or Credit Party in question insolvent or otherwise impair such entity to meet its obligations as they become due;

      12.2.2. Borrower and each Credit Party shall not repay, in whole or in part, any indebtedness whatsoever which has been or may hereafter be postponed, subordinated and/or hypothecated in favour of Lender;

      12.2.3. Borrower and each Credit Party shall not merge, amalgamate or otherwise consolidate or combine with any other entities whatsoever, unless Lender has granted its prior written consent, which consent shall not be unreasonably withheld;

      12.2.4. Borrower and each Credit Party shall not sell or otherwise dispose of any significant portion of their respective property out of the ordinary course of business without the express prior written consent of Lender and then on such terms and conditions as Lender may, in its discretion, impose;

      12.2.5. Borrower and each Credit Party shall not, directly or indirectly, purchase or otherwise acquire any significant property out of the ordinary course of business without the express prior written consent of Lender and then on such terms and conditions as Lender may, in its discretion, impose;

      12.2.6. Borrower and each Credit Party shall not allow any Adverse Charge to exist against any of their respective properties;

      12.2.7. neither Borrower nor any of the Credit Parties will:

            (a) change the location of its registered or head office from that which existed as of the date of execution of the Credit Agreement;

            (b) establish business operations in any locations other than those in which it conducted business operations on the date of execution of the Credit Agreement; or,

            (c) establish any location where any of their properties are located other than those which existed as of the date of execution of the Credit Agreement,

            unless, prior thereto, (i) Lender shall have received Notice as to the details thereof, and (ii) any properties situated in such alternate or additional location(s) forms the object of the Security or all documents are executed in favour of Lender and properly published, registered or recorded in order to perfect a first ranking Lien thereon in Lender's favour; and,

      12.2.8. neither Borrower nor any of the Credit Parties will create any Funded Debt beyond and in addition to any Funded Debt existing as of the Effective Date without the express prior written consent of Lender and then in accordance with such terms and conditions as Lender may, in its discretion, determine.

12.3. Should Borrower or any Credit Party fail to pay when due any amounts hereunder (other than repayment of Outstandings under the Credit Facilities, Interest, Fees and Expenses) or fail to perform any of their obligations hereunder, Lender may do so, after Notice thereof to Borrower. In such event, Borrower shall pay to Lender, upon Lender's simple demand therefor, all amounts so paid by Lender together with Interest thereon. Any such payments made by Lender shall not negate or remedy any Default which may have existed as a result of any of the foregoing.

13. DEFAULT

13.1. For so long as both the Obligations shall not have been paid and discharged and Borrower is entitled to avail itself of any of the Credit Facilities, the occurrence of any of the following events, automatically and without necessity of any notification or formality whatsoever (other than as hereafter expressly stipulated or strictly required under law), shall constitute are defined as "DEFAULT" hereunder, namely:

      13.1.1. the failure by Borrower to pay, as and when due hereunder, any or all of the Outstandings, the face amount of all outstanding Letters of Credit or any other Obligations under any of the Credit Facilities where same remains unremedied following the expiry of five (5) days immediately following Notice thereof by Lender to Borrower;

      13.1.2. should Borrower fail to fully repay all Outstandings under all of the Credit Facilities, the face amount of all outstanding Letters of Credit or all other Obligations to Lender upon Lender's simple demand therefore where same remains unremedied following the expiry of five (5) days immediately following Notice thereof by Lender to Borrower;

      13.1.3. the failure by Borrower to pay, as and when due hereunder, any Interest where same remains unremedied following the expiry of five (5) days immediately following Notice thereof by Lender to Borrower;

      13.1.4. the failure by Borrower to pay, as and when due hereunder, all periodic capital repayments, if any, of the Non-Revolving Loan set forth in the Contract Data Sheet as and when due thereunder where same remains unremedied following the expiry of five (5) days immediately following Notice thereof by Lender to Borrower;

      13.1.5. the failure by Borrower to pay, as and when due hereunder, any Fees or Expenses, remaining completely unremedied for a period of seven
      (7) consecutive days immediately following Notice thereof by Lender to Borrower;

      13.1.6. the failure by Borrower to fully repay any other amounts which may become owing by Borrower to Lender under any of the Credit Documents (other than Outstandings, the face amount of all outstanding Letters of Credit, Interest, Fees, Expenses or periodic capital repayments of the Non-Revolving Loan) and same remaining unpaid for a period of 14 days immediately following Notice thereof by Lender to Borrower;

      13.1.7. the existence of any Unauthorized Overadvance;

      13.1.8. the material untruth or material breach, for any reason whatsoever, of any of the representations and warranties of Borrower hereunder, which is not completely remedied within 14 days immediately following Notice thereof by Lender to Borrower;

      13.1.9. the failure, for any reason, by Borrower in the performance or fulfillment of any of its covenants, undertakings, agreements and/or obligations under the Credit Agreement (other than those covered by any of Clauses 13.1.1 through 13.1.8 hereof) remaining completely unremedied for a period of 14 consecutive days immediately following Notice thereof by Lender to Borrower;

      13.1.10. the failure, for any reason whatsoever, by Borrower in the performance or fulfillment of any of its covenants, undertakings, agreements and/or obligations under any of the Credit Documents other than the Credit Agreement, under any other credit or loan (other than the Credit Facilities) or any other agreement, contract, undertaking or document with or in favour of Lender to which Borrower is party, which is not completely remedied within 14 consecutive days immediately following Notice thereof by Lender to Borrower;

      13.1.11. should Borrower or any Credit Party become insolvent, become bankrupt, become the object of any Petition for Receiving Order under the provisions of the Bankruptcy and Insolvency Act, Canada which is not dismissed or withdrawn within 60 days after its first having been lodged;

      13.1.12. should Borrower or any Credit Party file a Notice of Intention to file a proposal or a proposal under the provisions of the Bankruptcy and Insolvency Act, Canada;

      13.1.13. should Borrower or any Credit Party become the object of any voluntary or involuntary proceedings under the provisions of the Winding-Up Act, Canada (or similar legislation in any of the provinces);

      13.1.14. should Borrower or any Credit Party seek or attempt to seek protection from its creditors under the provisions of the Companies Creditors Arrangements Act, Canada;

      13.1.15. should a receiver, liquidator, sequestrator or similar person take possession or become entitled to take possession of the whole or any substantial portion of the property of Borrower or any Credit Party;

      13.1.16. should any creditor (other than Lender) give any notice of intention to enforce or enforcement of any security interest over any property of Borrower or any Credit Party except for any notice of intention to enforce or enforcement of any security interests over property which is, in Lender's sole opinion, of a minor nature and then provided that Borrower has furnished to Lender Security, in form and substance satisfactory to Lender, for any consequences of such enforcement of such security interests over such property;

      13.1.17. should there exist any Adverse Charge;

      13.1.18. should Borrower or any Credit Party cease or threaten to cease carrying on business;

      13.1.19. should there occur any transaction or operation of law whereby the effective ultimate control of Borrower or any Credit Party changes;

      13.1.20. should Borrower or any Credit Party sell, transfer or dispose of or purport to sell, transfer or dispose of all or a significant portion of its assets; or,

      13.1.21. the occurrence of any Material Adverse Change.

13.2. In the event of Default, without any necessity of notification or formality whatsoever (other than those strictly required under law), the following shall immediately and automatically occur:

      13.2.1. notwithstanding their discretionary nature, any availment by Borrower of any of the Credit Facilities shall immediately cease and terminate although Lender shall remain entitled, in its sole discretion, to continue to make the Credit Facilities available to Borrower (which shall form part of the Obligations) upon and subject to such terms and conditions as Lender may, in its discretion, stipulate;

      13.2.2. all Obligations (including, without limitation, all Outstandings under all of the Credit Facilities and the face amount of all outstanding Letters of Credit) shall immediately become fully due and owing by Borrower to Lender, bearing Interest accruing up to and after any judgment rendered in favour of Lender and until full payment of the Obligations;

      13.2.3. Lender shall be entitled (but not obliged) to enforce and/or realize upon the Security; and/or

      13.2.4. Lender shall be entitled (but not obliged) to exercise all other rights, remedies and recourses as may then be available to Lender under law or otherwise (including, without limitation, all rights, remedies and recourses against Borrower and any Credit Party and/or their respective properties).

13.3. Lender may grant extensions of time or other indulgence, take up and give securities, accept compensations, grant releases and discharges and otherwise deal with Borrower and Credit Party as Lender sees fit, without prejudice to the liability of Borrower and the Credit Parties towards Lender or to Lender's rights in respect hereof and/or the Security. Any waiver, delay or forbearance by Lender in the enforcement or prosecution of its rights under any of the Credit Documents shall not, in any respect, constitute any waiver, delay or forbearance or agreement by Lender to grant any other waiver, delay or forbearance in respect of any future matter or occurrences and shall not render Lender liable or responsible, in any manner whatsoever, towards Borrower or any Credit Party for any loss or purported loss which Borrower or any Credit Party may sustain as a result thereof.

13.4. The failure by Lender to insist upon the strict performance of any provisions hereof or under any of the other Credit Documents or to assert any right hereunder or under any other of the Credit Documents shall not be deemed to be or constitute a waiver or forbearance or an agreement to grant a waiver or forbearance of any rights, recourses or remedies of Lender hereunder or under any of the other Credit Documents.

13.5. All other rights, remedies and recourses accruing and/or available to Lender hereunder or under any of the other Credit Documents and/or under law (including, without limitation, those enumerated in Clause 13.2 hereof) shall be cumulative and not alternative.

13.6. In the event of Default, Lender may charge on its own behalf and pay others reasonable sums for services rendered (expressly including legal, accounting and other professional advice and services) in connection with enforcement and/or realization of the Security, collecting, selling, transferring, delivering and obtaining payment of the Obligations and/or the Security and/or any other matter pertaining to and/or resulting from such Default, all of which Lender, under reserve of its other rights and recourses, shall be entitled to deduct from the proceeds of realization and/or Collections.

14. DURATION OF CREDIT AGREEMENT AND TERMINATION

14.1. The Credit Agreement shall come into force as and from the Effective Date and shall thereafter remain in force and effect until terminated as follows:

      14.1.1. either Lender or Borrower may terminate the Credit Agreement by Notice of termination (by Lender to Borrower or vice versa) no less than 60 days prior to and effective as of the end of any Contract Year from and including the third Contract Year, provided however that no Notice of termination given by either Lender or Borrower pursuant to Clause 14.1.1 hereof will be effective until expiry of the Minimum Term;

      14.1.2. either Lender or Borrower may terminate the Credit Agreement by no less than 60 days prior Notice of termination (by Lender to Borrower or vice versa) at any time whatsoever. In the event of Borrower's terminating the Credit Agreement pursuant to the provisions of the present Clause 14.1.2 hereof, effective before the expiry of the Minimum Term, Borrower shall immediately pay to Lender the applicable Early Termination Fee. Such applicable Early Termination Fee shall be deemed to form part of the Obligations and shall expressly be deemed not to constitute a penalty.

      Notwithstanding the foregoing, the Early Termination Fee shall not be payable by Borrower to Lender in the event that Borrower terminates the Credit Agreement pursuant to the foregoing in the event of the occurrence of both of the following circumstances:

            (i) Borrower has furnished to Lender evidence satisfactory to Lender (acting reasonably) that a minimum of $20,000,000.00 (excluding any existing loans outstanding with Related Persons and subscriptions for capital stock in Borrower made prior to the date hereof and nettable investment, banker, underwriter, brokerage or other fees and costs associated therewith) has been invested in and delivered to you as completely fresh unrelated or third party funds (and not re-financing of existing debt or replacement of existing equity) by way of either (A) new loans to you fully subordinated in favour of Lender (or in favour of any Lender referred to in item (ii) below) and subject to all requirements imposed by us with respect to any prior indebtedness incurred by Borrower, except for payment of market rate interest and convertibility features, and/or (B) newly issued share capital in your capital stock; and

            (ii) Borrower having furnished to Lender complete details of any bona fide, legitimate, unrelated offer to replace Lender's financing pursuant to the present Agreement and Lender having failed to agree within fourteen (14) days from Lender's receipt of such details, to furnish the therein specified financing on the same terms and conditions contained in such bona fide legitimate third party financing offer.

      14.1.3. Lender may terminate the Credit Agreement at any time whatsoever without Notice or any other notification to Borrower at any time upon or after occurrence of Default. In the event of termination of the Credit Agreement pursuant to the provisions of the present Clause 14.1.3 hereof, Borrower shall immediately pay to Lender the applicable Early Termination Fee, which shall be deemed to form part of the Obligations and shall expressly be deemed not to constitute a penalty.

14.2. Borrower expressly acknowledges that the nature, calculation and amount of the Early Termination Fee as well as the Minimum Term have been agreed to by Lender and Borrower as part of the overall agreement as to the Credit Facilities to be made available by Lender to Borrower hereunder and the pricing of such Credit Facilities (which pricing includes the rate(s) of Interest as well as the nature and amounts of Fees and Expenses hereunder). Borrower furthermore acknowledges that the nature, calculation and amount of the Early Termination Fee and the Minimum Term are an integral part of and partial consideration for Lender's making the Credit Facilities Available to Borrower and the pricing thereof and that, in such context, the nature, calculation and amount of the Early Termination Fee and the Minimum Term are fair and reasonable in all respects.

14.3. Upon termination of the Credit Agreement:

      14.3.1. except as herein otherwise expressly provided, all rights and obligations arising out of transactions having their inception prior to such termination will not be affected by such termination; and,

      14.3.2. Borrower will fulfill and pay all of the Obligations, without the necessity of demand, and will obtain and furnish Lender with a written release and discharge from any and all guarantees, undertakings and/or obligations (including, without limitation, those under the Letters of Credit) of Lender which may have then been contracted, undertaken or exist in favour of any such third parties as well as any and all guarantees, undertakings and obligations of Lender otherwise relating to the Borrower. Failing occurrence of all of the foregoing, the Credit Agreement, at Lender's option, will continue in full force and effect until such payment, satisfaction, release and discharge are received by Lender and Lender shall be entitled (without any Notice, other notification or formality whatsoever), to immediately enforce and realize upon the Security.

15. MULTIPLE PERSONS CONSTITUTING BORROWER

15.1. In the event that Borrower constitutes more than one Person then, for all purposes hereof:

      15.1.1. all Persons constituting Borrower shall be and remain solidarily liable and obliged towards Lender for the payment and fulfillment of all indebtedness and obligations hereunder and under all of the other Credit Documents including, without limitation, the Obligations;

      15.1.2. all Persons constituting Borrower shall be considered as one single person for the purposes of calculating all matters hereunder in respect of Borrower;

      15.1.3. all references to "Borrower" hereunder shall, whenever the context requires, be deemed to constitute references to each and every one of the Persons constituting Borrower;

      15.1.4. all extensions of the Credit Facilities by Lender to Borrower hereunder (whether by Advances, causing issuance of Letters of Credit, causing acceptances of Bankers' Acceptances or otherwise) shall be deemed, for all purposes whatsoever, to be extensions of such Credit Facilities to and for the account of all of the Persons constituting Borrower hereunder solidarily;

      15.1.5. notwithstanding the provisions of Clause 15.1.4 or anything else herein contained, Lender shall be entitled, in its discretion from time to time, to keep separate Loan Accounts for each Person constituting Borrower as to extensions of credit under the Credit Facilities hereunder (whether by Advances, causing issuance of Letters of Credit, causing acceptances of Bankers' Acceptances or otherwise). Notwithstanding the keeping of such separate Loan Accounts, Lender may deal with such Persons constituting Borrower and with all of their Loan Accounts as if such Person and Loan Accounts were one sole Loan Account and, without limiting the generality of the foregoing, Lender shall be and remain fully authorized to apply any debits and/or credits to any or all of such Loan Accounts and to transfer debits and credits between such Loan Accounts and/or any of the Persons constituting Borrower as Lender, in its sole discretion, may deem appropriate.

16. FORMAL DATE

16.1. This Credit Agreement may be referred to as bearing formal date July 1, 2004, notwithstanding the date of actual signature hereof or the Effective Date hereof.

17. MISCELLANEOUS

17.1. Any provisions of any of the Credit Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of the Credit Documents in that jurisdiction or affecting the validity or enforcement of such provision in any other jurisdiction;

17.2. Subject to the provisions of Section 2 hereof, the Credit Agreement expressly supersedes, for all purposes, any previous existing commitments and/or arrangements between Lender and Borrower.

17.3. Every provision of the Credit Agreement is and will be independent of the other and, in the event that any part of the Credit Agreement is declared invalid, illegal or unenforceable, the remaining provisions will not be affected by such declaration and will remain valid, binding and enforceable.

17.4. In the event of any express inconsistency between any of the terms, conditions or contents of the Credit Agreement and any of the terms, conditions and contents of the Security then (in the absence of any express written agreement to the contrary by all of the parties hereto under subsequent date hereof), the terms, conditions and contents of the Credit Agreement shall prevail.

17.5. These presents may be executed in one or more counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Credit Agreement.

17.6. There intervened herein each of the Guarantors, which Guarantors, by their present intervention, hereby:

      17.6.1. acknowledge having taken due cognizance of all of the terms, conditions and contents of all of the Credit Documents; and,

      17.6.2. declare their complete satisfaction with all of the terms, conditions and contents of all of the Credit Documents and consent thereto for all purposes.

17.7. The parties hereto and the intervenants herein hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language./Les parties et les intervenants a cette convention reconnaissent qu'elles ont exige que ce qui precede ainsi que tous avis, actions et procedures legales soient rediges et executes en anglais et s'en declarent satisfaites.

IN WITNESS WHEREOF, the parties hereto and the intervenants herein have executed the Credit Agreement on November 19, 2004

LENDER: GMAC COMMERCIAL FINANCE CORPORATION - CANADA/SOCIETE FINANCIERE COMMERCIALE
                                        GMAC - CANADA
                                        Per:

                                        /s/ Carol Edwards
                                        -----------------------------------
                                        Carol Edwards
                                        Senior Vice-President

BORROWER:                               HENRY BIRKS & SONS INC.
                                        Per:

                                        /s/ Thomas A. Andruskevich
                                        -----------------------------------
                                        Thomas A. Andruskevich
                                        President and Chief Executive Officer

CREDIT PARTY:                           HENRY BIRKS & SONS U.S., INC.
                                        Per:

                                        /s/ Thomas A. Andruskevich
                                        -----------------------------------
                                        Thomas A. Andruskevich
                                        President and Chief Executive Officer

GUARANTOR:                              HENRY BIRKS & SONS U.S., INC.
                                        Per:

                                        /s/ Thomas A. Andruskevich
                                        ------------------------------------
                                        Thomas A. Andruskevich
                                        President and Chief Executive Officer

                                        HENRY BIRKS & SONS HOLDINGS INC./HENRY
                                        BIRKS ET FILS, SOCIETE DE PORTEFEUILLE
                                        INC.
                                        Per:

                                        /s/ Marco Pasteris
                                        --------------------------------------
                                        Marco Pasteris
                                        Chief Executive Officer

                               CONTRACT DATA SHEET

This is the Contract Data Sheet to and forming part of the Amended and Restated Accounts Receivable Management, Loan & Security Agreement between GMAC Commercial Finance Corporation - Canada, as Lender, and Henry Birks & Sons Inc., as Borrower, bearing formal date July 1, 2004.

1. CREDIT FACILITIES

1.1. REVOLVING LOAN:

      1.1.1. Maximum Amount:            $60,000,000.00

      1.1.2. Eligible Accounts:         80 %

      1.1.3. NOLV of Eligible Finished Goods Inventory: 85 %

      1.1.4. NOLV of Eligible Raw Materials Inventory: 100 %

      1.1.5. Eligible Inventory Availability Limit: N/A

      1.1.6. Collateral Stretch Facility: the lesser of:

            (a) 7% of the NOLV of Eligible Finished Goods Inventory; and

            (b) $5,000,000.00

      1.1.7. Value of Additional Collateral: Not Applicable

      1.1.8. Overadvance Availablity: Not Applicable

1.2. NON-REVOLVING LOAN(S):

      1.2.1. Loan corresponding to Loan number 7015-81 in the principal amount of $4,993,021.00, first disbursed on July 1, 1999 maturing on January 1, 2005, repayable in equal consecutive monthly installments of $83,333.33 and bearing interest at the annual rate equal to the Prime Rate plus 0.375% per annum;

      1.2.2. Loan corresponding to Loan number 7015-82 in the principal amount of $400,000.00, first disbursed on October 16, 2000 maturing on October 1, 2005, repayable in equal consecutive monthly installments of $6,666.66 and bearing interest at the annual rate equal to the Prime Rate plus 2.50% per annum;

      1.2.3. Loan corresponding to Loan number 7015-83 in the principal amount of $2,567,353.14, first disbursed on April 18, 2001 maturing on January 1, 2006, repayable in equal consecutive monthly installments of $50,000.00 and bearing interest at the annual rate equal to the Prime Rate plus 2.50% per annum;

      1.2.4. Loan corresponding to Loan number 7015-84 in the principal amount of $2,901,730.75, first disbursed on May 14, 2001 maturing on September 1, 2006, repayable in equal consecutive monthly installments of $50,000.00 and bearing interest at the annual rate equal to the Prime Rate plus 0.625% per annum;

2. INTEREST

2.1. REVOLVING LOAN RATE:

      2.1.1. On all Outstandings resulting from Advances under the Revolving Loan in Dollars, Prime Rate plus 0.5% per annum; and,

      2.1.2. On all Outstandings resulting from Advances under the Revolving Loan in US Dollars, Prime Rate plus 0.5%;

2.2. AUTHORIZED OVERADVANCE RATE: Not Applicable

2.3. NON-REVOLVING LOAN RATE:

      2.3.1. Loan 7015-81: annual rate equal to the Prime Rate plus 0.375%;

      2.3.2. Loan 7015-82: annual rate equal to the Prime Rate plus 2.50%

      2.3.3. Loan 7015-83: annual rate equal to the Prime Rate plus 2.50%

      2.3.4. Loan 7015-84: annual rate equal to the Prime Rate plus 0.625%

3. BANKERS' ACCEPTANCES

3.1.  [ ] Permitted

      [X] Not Permitted

3.2. BANKERS' ACCEPTANCE FEES:   Not Applicable

4. LETTERS OF CREDIT

4.1. LETTER OF CREDIT LIMIT:     N/A

4.2. LETTER OF CREDIT RESERVES: 50% of the face amount of all Unaccepted Letters of Credit

4.3. LETTER OF CREDIT FEE:       0.25% per month, calculated on the average
     daily balance of outstanding Letters of Credit for each month

5. FEES

5.1. ARRANGEMENT FEE:            $60,000.00

5.2. MONITORING FEE:             $7,500.00 per month plus an additional amount
     of $5,000.00 per month during the months of February through June, inclusive

5.3. STANDBY FEE:                0.25 % per annum

6. CREDIT PARTIES                Henry Birks & Sons U.S., Inc.

7. GUARANTOR                     Henry Birks & Sons U.S., Inc.

                                 Henry Birks & Sons Holding Inc. (formerly
                                 Borgosesia Acquisitions Corp.)

8. TERM

8.1. EFFECTIVE DATE:             July 1, 2004

8.2. MINIMUM TERM:               3 consecutive Contract Years

9. ADDRESS FOR BORROWER AND ANY CREDIT PARTIES:

            1240 Phillips Square
            Montreal, Quebec
    H3B 3H4

10. PERMITTED CHARGES:

    - Rights in favour of vendors having sold goods to the Borrower by way of consignment or conditional sale;

      - Rights in favour of lessors of equipment and/or machinery which have been leased by lease or capital lease to the Borrower;

      - Movable hypothec in the amount of $5,400,000 registered in favour of La Financiere du Quebec on April 24, 2003 under number 03-0193616-0001, on strict condition that La Financiere du Quebec cede priority of all such hypothecary rights in favour of the Lender on terms and conditions satisfactory to the Lender;

      - Movable hypothec in the amount of $1,500,000 registered in favour of National Bank Trust Inc. on August 21, 2002 under number
         02-0368048-0001, on strict condition that National Bank Trust Inc. cede priority of all such hypothecary rights in favour of the Lender on terms and conditions satisfactory to the Lender;

11. SURPLUS REQUIREMENTS:        N/A

12. SURPLUS RESERVE:             N/A

13. FINANCIAL COVENANTS:

Borrower shall maintain the following financial covenants, each to be calculated on a non-consolidated basis:

13.1. The aggregate of all Capital Expenditures during any Fiscal Year shall be limited to:

            (a)   $2,500,000.00 in the Fiscal Year ending March 31, 2005;

            (b)   $5,000,000.00 in the Fiscal Year ending March 31, 2006; and

            (c)   $5,000,000.00 in the Fiscal Year ending March 31, 2007.

13.2. Borrower shall have and maintain the following EBITDA, tested quarterly on a Rolling Basis:

            (a) No less than $4,000,000.00 as at September 30, 2004 and as at December 31, 2004;

            (b) No less than $6,500,000.00 as at March 31, 2005 until the Fiscal Quarter ending September 30, 2005; and

            (c) No less than $9,500,000.00 as at the Fiscal Quarter ending December 31, 2005 and for each Fiscal Quarter throughout the balance of the Minimum Term.

14. SPECIAL COVENANTS:

    N/A

15. REPORTING:

Borrower shall provide the following financial information to Lender:

15.1. Annual audited consolidated and unconsolidated financial statements of Borrower (and if multiple Persons, each Person constituting the Borrower) containing a profit and loss statement, balance sheet and other reports normally forming part of financial statements, prepared in accordance with GAAP by an independent chartered accounting firm satisfactory to Lender, within 120 days of each Fiscal Year end;

15.2. On a quarterly basis, Compliance Certificates signed by the chief financial officer, attesting to financial covenant requirements;

15.3. On a monthly basis, as at the end of each accounting month, to be delivered no later than 30 days following each accounting month end:

      15.3.1. financial statements prepared by management and signed by the chief financial officer of Borrower;

      15.3.2. a report of the chief financial officer, signed by the chief financial officer of Borrower;

      15.3.3. a detailed aged listing of Accounts in form and substance satisfactory to Lender within 15 days of each month end; and

      15.3.4. a detailed aged listing of accounts payable, to be delivered to Lender within 15 days of each month end;

15.4. On a weekly basis, detailed Inventory Declaration in form and substance satisfactory to Lender within 3 days of each weekly period;

15.5. A month by month projected operating budget and cashflow for borrower in a form and substance satisfactory to Lender, at such intervals Lender may from time to time request; and

15.6. Such other additional information and documents as Lender may, from time to time and at such intervals, request from Borrower.

16. SECURITY:

16.1. The hypothecation (in such amount as may be designated by Lender from time to time) and security interests in favour of Lender of all of Borrower's and each Credit Party's present and future movable and personal property, whether corporeal or incorporeal, tangible or intangible, of any nature whatsoever, wherever situated, properly perfected in all jurisdictions where any such property is or may hereafter be situated, creating a first-ranking hypothec and security interest in Lender's favour thereon except for the Permitted Charges;

16.2. An unlimited Guarantee executed by Henry Birks & Sons U.S., Inc. in favour of the lender, with respect to any and all obligations due from time to time by Borrower to Lender supported by a general security agreement in favour of Lender charging all of such guarantor's present and future personal property, tangible and intangible, wherever situated, properly perfected in all jurisdictions where any such property is or may hereafter be situated, creating a first-ranking hypothec and security interest in Lender's favour thereon except for the Permitted Charges.

LENDER:                                    GMAC COMMERCIAL FINANCE  CORPORATION
                                           - CANADA/SOCIETE FINANCIERE
                                           COMMERCIALE GMAC - CANADA
                                           Per:

                                           /s/ Carol Edwards
                                           ------------------------------------
                                           Carol Edwards, Senior Vice-President

BORROWER:                                  HENRY BIRKS & SONS INC.
                                           Per:

                                           /s/ Thomas A. Andruskevich
                                           ------------------------------------
                                           Thomas A. Andruskevich
                                           President and Chief Executive Officer

CREDIT PARTY:                              HENRY BIRKS & SONS U.S., INC.
                                           Per:

                                           /s/ Thomas A. Andruskevich
                                           ------------------------------------
                                           Thomas A. Andruskevich
                                           President and Chief Executive Officer

GUARANTOR:                                 HENRY BIRKS & SONS U.S., INC.
                                           Per:

                                           /s/ Thomas A. Andruskevich
                                           ------------------------------------
                                           Thomas A. Andruskevich
                                           President and Chief Executive Officer

                                           HENRY BIRKS & SONS HOLDINGS INC.
                                           /HENRY BIRKS ET FILS,
                                           SOCIETE DE PORTEFEUILLE INC.
                                           Per:

                                           /s/ Marco Pasteris
                                           ------------------------------------
                                           Marco Pasteris
                                           Chief Executive Officer